SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): March 3, 1997
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                          SPECIALTY CARE NETWORK, INC.
                  ---------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


     Delaware                     0-22019                    62-1623449
  ---------------            ----------------            ------------------
  (State or Other            (Commission File             (I.R.S. Employer
  Jurisdiction of                 Number)                Identification No.)
  Incorporation)




       44 Union Boulevard, Suite 600
            Lakewood, Colorado                                      80228
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 (Address of Principal Executive Offices)                         (Zip Code)




       Registrant's telephone number, including area code: (303) 716-0041
                                                          ----------------



           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets.

         On March 3, 1997, Specialty Care Network, Inc. (the "Company") acquired, through merger, substantially all of the issued and outstanding shares of capital stock (the "Merger") of Medical Rehabilitation Specialists, P.A., a Florida corporation ("MRS"), pursuant to the terms of a Merger Agreement, dated December 6, 1996, among the Company, MRS and Kirk J. Mauro, M.D. (the "Agreement"). MRS is an orthopaedic practice in Tallahassee, Florida. Dr. Mauro is the sole owner of MRS. In connection with the Merger, the common stock of MRS was exchanged for $83,684 in cash and 243,833 shares of Company Common Stock, valued at $9.00 per share. The cash portion of the consideration paid for the assets pursuant to the Agreement was from the Company's funds.

         The assets acquired from MRS pursuant to the Merger include certain equipment used by MRS in the practice of orthopaedic medicine. In connection with the Merger, the Company entered into an agreement with Medical Rehabilitation Specialists II, P.A., a new orthopaedic practice formed by Dr. Mauro, pursuant to which the Company has agreed to provide management, administrative and development services to the new practice. The Company will make available to the new practice the equipment it acquired in the Merger.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

             2 Merger Agreement, dated December 6, 1996, among the Company, MRS and Kirk J. Mauro, M.D.




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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPECIALTY CARE NETWORK, INC.
                                                (Registrant)


                                       By  /s/ D. Paul Davis
                                           -----------------------------------
                                           D. Paul Davis
                                           Vice President of Finance/Controller


Dated: May 29, 1997


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
                                 Exhibit Index
                                 -------------


       Exhibit                  Description
       -------                  -----------
         2                      Merger Agreement, dated December 6, 1996, among
                                the Company,  MRS and Kirk J. Mauro, M.D.